UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 1, 2024

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3200		80203
Denver, Colorado		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
As previously disclosed in its Current Report on Form 8-K filed on June 28, 2024 (the “Announcement 8-K”), with the U.S. Securities and Exchange Commission (“SEC”), on June 27, 2024, SM Energy Company (the “Company”) entered into a Purchase and Sale Agreement (the “XCL Acquisition Agreement”) with XCL AssetCo, LLC, a Delaware limited liability company, XCL Marketing, LLC, a Delaware limited liability company, Wasatch Water Logistics, LLC, a Delaware limited liability company, XCL Resources LLC, a Texas limited liability company, and XCL SandCo, LLC, a Delaware limited liability company (collectively, the “XCL Sellers”), and, for limited purposes as described therein, Northern Oil and Gas, Inc., a Delaware corporation (“NOG”). Pursuant to the XCL Acquisition Agreement, the Company agreed to acquire all of the rights, titles and interests in the Uinta Basin oil and gas assets owned by the XCL Sellers (the “XCL Acquisition”) for $2,550,000,000 in cash, subject to customary purchase price adjustments. Subsequent to entering into the XCL Acquisition Agreement, the Company exercised its option to acquire certain additional Uinta Basin assets previously owned by an adjacent operator. On October 1, 2024, the Company, NOG and the XCL Sellers consummated the transactions contemplated by the XCL Acquisition Agreement, and the events described in this Current Report on Form 8-K occurred in connection therewith.
Item 1.01    Entry into a Material Definitive Agreement.
On October 1, 2024, the Company entered into a Second Amendment (the “Second Amendment”) to Seventh Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent for the Lenders, and each of the other Lenders that is a party to the Credit Agreement. The Second Amendment amends certain provisions of the Credit Agreement to, among other things: (i) increase the elected borrowing commitments under the Credit Agreement from $1.25 billion to $2.0 billion; (ii) extend the maturity date of the Credit Agreement to October 1, 2029; and (iii) modify certain other provisions reflective of the increased elected commitment level, increased Company size and scale, and extended maturity date. The foregoing description of the Second Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Second Amendment, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.
Item 2.01    Completion of Acquisition or Disposition of Assets.
As discussed in the Introductory Note above, on October 1, 2024, (i) immediately prior to the consummation of the XCL Acquisition and in accordance with the terms of the XCL Acquisition Agreement, the Company assigned an undivided 20% interest in the XCL Acquisition Agreement to NOG; and (ii) the Company, NOG and the XCL Sellers consummated the XCL Acquisition. Total cash consideration of approximately $2.4 billion was paid to the XCL Sellers at the closing (inclusive of the Company’s exercise of its option to acquire certain additional Uinta Basin assets of an adjacent operator), with approximately $1.9 billion paid by the Company (net to the Company’s 80% undivided interest in the acquired assets) after preliminary adjustments to the purchase price. Final consideration to be paid by the Company and NOG for the XCL Acquisition remains subject to customary post-closing adjustments.
Payment by the Company of the cash purchase price at the closing of the XCL Acquisition was funded with a portion of the proceeds of the Company’s private offerings of $750,000,000 aggregate principal amount of senior notes due 2029, and $750,000,000 aggregate principal amount of senior notes due 2032, as previously disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on July 18, 2024, as well as cash on hand and borrowings under the Company’s senior secured credit facility. The foregoing description of the XCL Acquisition Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the XCL Acquisition Agreement, a copy of which was filed as Exhibit 10.1 to the Announcement 8-K and is incorporated herein by reference.
The Company intends to file an amendment to this Form 8-K to file the historical financial statements of the XCL Sellers and pro forma financial information required by Item 9.01 with respect to the XCL Acquisition no later than 71 days after the due date of this Form 8-K.
The Second Amendment included with this Current Report on Form 8-K, and the XCL Acquisition Agreement and Cooperation Agreement that were included with the Announcement 8-K, are intended to provide investors and security holders with information regarding the terms of the transactions contemplated therein. These agreements are not intended to provide any other factual information about the Company, the XCL Sellers, NOG or the assets subject to the XCL Acquisition. The representations, warranties, covenants and agreements contained in the Second Amendment, the XCL Acquisition Agreement and the Cooperation Agreement, which are made only for purposes of those agreements and as of specific dates, are solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreements, as applicable, instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Company security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the XCL Sellers, NOG or the assets subject to the XCL Acquisition. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Second Amendment, the XCL Acquisition

Agreement or the Cooperation Agreement, as applicable, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 hereof and are incorporated herein by reference. A copy of the Second Amendment is attached hereto as Exhibit 10.1 and incorporated into this Item 2.03 by reference.
Item 7.01    Regulation FD Disclosure.
On October 2, 2024, the Company issued a press release (the “Press Release”) announcing the closing of the XCL Acquisition. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein and being incorporated therein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1*
Second Amendment to Seventh Amended and Restated Credit Agreement, dated as of October 1, 2024, by and Among SM Energy Company, a Delaware corporation, each of the Lenders that is a party thereto; and Wells Fargo Bank, National Association, as administrative agent for the Lenders, the Issuing Banks and the Swingline Lender

99.1	Press release of SM Energy Company dated October 2, 2024, entitled “SM Energy Announces Closing of Uinta Acquisitions - Significantly Expanding Its Top-Tier Portfolio"
104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101)
_____________________________________

*	Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	October 2, 2024	By:	/s/ JAMES B. LEBECK
James B. Lebeck
Executive Vice President and General Counsel